Exhibit 99.1

DATA KNIGHTS ACQUISITION CORP. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend: https://www.cstproxy.com/dataknights/2023 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on October 16, 2023. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY 23115 Data knights Acq.Corp Proxy Card_REV8 - Front FOLD HERE DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED DATA KNIGHTS ACQUISITION CORP. UNIT G6, FROME BUSINESS PARK, MANOR ROAD, FROME, UNITED KINGDOM, BA11 4FN PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice dated September 22, 2023 and Proxy Statement, dated September 22, 2023, in connection with the special meeting to be held at 10:30 a.m. Eastern Time on October 17, 2023 as a virtual meeting (the “Special Meeting”) for the sole purpose of considering and voting upon the following proposals, and hereby appoints Barry Anderson and Firdauz Edmin bin Mokhtar, (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of common stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Special Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 1, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 2, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 3, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 3A, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 3B, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 4, “FOR” THE EACH OF THE NOMINEES SET FORTH IN PROPOSAL 5, AND “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 6, IF SUCH PROPOSAL IS PRESENTED AT THE SPECIAL MEETING. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. (Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on October 17, 2023

This notice of meeting and the accompany proxy statement are available at https://www.cstproxy.com/dataknights/2023

Please mark your votes like this X

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Proposal 1 — Business Combination Proposal. FOR ☐ AGAINST ☐ ABSTAIN ☐

To adopt and approve an Agreement and Plan of Merger, by and among Data Knights, Data Knights Merger Sub, Inc., OneMedNet Corporation, Data Knights, LLC, as Purchaser Representative, and Paul Casey, as Seller Representative, as set forth in the proxy statement, whereby Merger Sub will merge with and into OneMedNet, with OneMedNet changing its name to OneMedNet Solutions Corp. and continuing as the "Surviving Corporation" and wholly-owned subsidiary of Data Knights (collectively, the "Business Combination").

Proposal 2 — Nasdaq Proposal. FOR ☐ AGAINST ☐ ABSTAIN ☐

To approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Class A common stock and the resulting change in control in connection with the Business Combination.

Proposal 3 — Charter Amendment Proposal. FOR ☐ AGAINST ☐ ABSTAIN ☐

To adopt and approve the Third Amended and Restated Certificate of Incorporation, as set out in Annex C to the proxy statement/prospectus, which shall become effective upon the closing (the "Closing") of the Business Combination (the "Charter Amendment Proposal") including (i) the addition of a super majority voting requirement to amend the Surviving Corporation's Bylaws (the "Bylaw Amendment Requirement"), and (ii) the addition of a super majority voting requirement to amend Articles V (Board of Directors), VI (Stockholders), VII(Liability and Indemnification; Corporate Opportunity), VIII (Business Combinations), IX (Exclusive Forum), and Article X (Amendments) of the Third Amended and Restated Certificate of Incorporation (the "Article Amendment Requirement").

Proposal 3A — Bylaw Amendment Requirement. FOR ☐ AGAINST ☐ ABSTAIN ☐

To adopt and approve the addition to Data Knights' Certificate of Incorporation of a super majority voting requirement to amend the Surviving Corporation's Bylaws, as contained in the Third Amended and Restated Certificate of Incorporation.

Proposal 3B — Article Amendment Requirement. FOR ☐ AGAINST ☐ ABSTAIN ☐

To adopt and approve the addition to Data Knights' Certificate of Incorporation of a super majority voting requirement to amend Articles V (Board of Directors), VI (Stockholders), VII (Liability and Indemnification; Corporate Opportunity), VIII (Business Combinations), IX (Exclusive Forum), and Article X (Amendments) of the Third Amended and Restated Certificate of Incorporation, as contained in the Third Amended and Restated Certificate of Incorporation.

Proposal 4 — Director Election Proposal.

To vote for the election of the following individuals to serve on the Board of Directors of Data Knights following the Business Combination:

Class 1 (to serve until 2023 annual meeting):

	FOR	WITHHOLD
Erkan Akyuz	☐	☐
Eric Casaburi	☐	☐
Robert Golden	☐	☐

Class 2: (to serve until 2024 annual meeting)

	FOR	WITHHOLD
Paul Casey	☐	☐
Dr. Julianne Huh	☐	☐
Dr. Thomas Kosasa	☐	☐

Class 3: (to serve until 2025 annual meeting)

	FOR	WITHHOLD
Dr. Jeffrey Yu	☐	☐
Dr. Christoph Zindel	☐	☐

Proposal 5 — Incentive Plan Proposal. FOR ☐ AGAINST ☐ ABSTAIN ☐

To approve and adopt the 2022 Equity Incentive Plan (the "Equity Incentive Plan"), a copy of which is attached to the proxy statement/prospectus as Annex D (the "Incentive Plan Proposal").

Proposal 6 — Adjournment Proposal. FOR ☐ AGAINST ☐ ABSTAIN ☐

To adopt and approve a proposal to adjourn the Special Meeting to a later date or dates if necessary to permit further solicitation and vote of proxies if it is determined by Data Knights that more time is necessary or appropriate to approve one or more Proposals at the Special Meeting.

Proposal 7 - NTA Amendment Proposal. FOR ☐ AGAINST ☐ ABSTAIN ☐

To consider and vote on an amendment to the Charter, which amendment shall be effective, if adopted and implemented by Data Knights, prior to the consummation of the proposed Business Combination, to remove from the Charter the Redemption Limitation contained under Section 9.2(a) preventing Data Knights from closing a business combination if it would have less than $5,000,0001 of net tangible assets.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY.THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH IN PROPOSAL 1, "FOR" THE PROPOSAL SET FORTH IN PROPOSAL 2, "FOR" THE PROPOSAL SET FORTH IN PROPOSAL 3, "FOR" THE PROPOSAL SET FORTH IN PROPOSAL 3A, "FOR" THE PROPOSAL SET FORTH IN PROPOSAL 3B, "FOR" EACH OF THE NOMINEES SET FORTH IN PROPOSAL 4, "FOR" THE PROPOSAL SET FORTH IN PROPOSAL 5, "FOR" PROPOSAL SET FORTH IN PROPOSAL 7 AND "FOR" THE PROPOSAL SET FORTH IN PROPOSAL 6, IF SUCH PROPOSAL IS PRESENTED AT THE SPECIAL MEETING. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

CONTROL NUMBER

Signature_______________________________ **Signature, if held jointly**_______________________________ **Date**____________**, 2023**

Signature should agree with name printed hereon. If shares of the Class A common stock are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.